Exhibit 10.6

                                                               Morse Road Annex


                            BUILDING LEASE AGREEMENT


       This Lease Agreement (this "Lease") is entered into and made as of the 1st day of July, 1995, by and between Distribution Land Corp., a Delaware corporation (hereinafter referred to as "Landlord") and Limited Too, Inc., a Delaware corporation (hereinafter referred to as "Tenant").

                                  WITNESSETH:

       WHEREAS, Landlord is the owner of the fee simple title to an approximately 11,479 acre parcel of land located on Morse Road, Columbus, Ohio, which land is depicted on Exhibit A attached hereto and incorporated herein by this reference (the "Campus"); and

       WHEREAS, the Campus is improved with, among other things, a certain office/warehouse distribution facility containing approximately 100,600 square feet of floor space as identified on the drawing of the Campus attached hereto as Exhibit A (the "Building"); and

       WHEREAS, Landlord wishes to (i) lease to Tenant the entire Building;
(ii) grant to Tenant the right to utilize, subject to the terms and conditions of this Lease, portions of the land and improvements surrounding the Building; and (iii) provide for the payment, by Tenant, of rent therefor and the performance, by Tenant, of certain obligations with respect thereto; and

       WHEREAS, Landlord, Tenant and certain other parties have entered into a Services Agreement (the "Services Agreement") which relates, in part, to certain aspects of the management, operation and ownership of the Building and the Campus.

       NOW, THEREFORE, in consideration of the premises described above and the mutual promises set forth herein, Landlord and Tenant, intending to be legally bound, hereby agree as follows:

I - LEASE OF BUILDING

       1.01 -- Lease of Building. Landlord, in consideration of the rents and covenants hereinafter set forth, does hereby demise, let and lease to Tenant, and Tenant does hereby hire, take and lease from Landlord, on the terms and conditions hereinafter set forth, the Building, to have and to hold the same, with all appurtenances, unto Tenant for the Term hereinafter specified. Tenant agrees that it will comply with the terms and conditions of the Services Agreement as it relates to the Building and the Campus.

       1.02 -- Basic Lease Provisions.

       A.     Building Address:    3885 Morse Road
                                   Columbus, Ohio 43219

       B. Building Description: a one-story office/distribution facility, containing approximately 100,600 square feet of floor space, 33,248 square feet of which is office space, 7,112 square feet of which is Building common area and 60,240 square feet of which is distribution space

       C.     Building Square Footage: approximately 100,600 square feet

       D. Term: Five (5) years, beginning on July 1, 1995 (the "Commencement Date") and ending on June 30, 2000 (the "Expiration Date")

       E.     Annual Base Rent:

              (i)    Office space -- $11.00 per square foot, or $365,728

              (ii)   Building common areas -- $11.00 per square foot, or
                     $78,232

              (iii) Distribution space -- $2.85 per square foot, or $171,684

              (iv) Total Annual Base Rent (for distribution and office space) of $615,644

              (v) The annual Base Rent shall be subject to periodic adjustments as are provided in Section 4.02 of this Lease

       F. Monthly Installments of Base Rent (for distribution and office space): $51,303.67

       G. Use: office-distribution use related to distribution for retail sale of men's, women's and children's apparel, accessories, personal care items and other products, and for all administrative activities relating thereto

       1.03 -- Description of the Building and the Common Areas.

       H. The Building. The Building is depicted in the attached Exhibit A. The address and description of the Building are specified in Items A and B of the Basic Lease Provisions (which are set forth in Section 1.02 of this Lease).

       I. Common Areas. The Building is located within, and constitutes a part of, the Campus. The Campus has been improved with the Building, security buildings and facilities and roadways, driveways, walkways, parking areas, loading areas, fences, walls, hedges, plantings, poles, ponds, lakes, signs, utility improvements, trees, plantings and other landscaping features (the Campus, excluding the Building, all other buildings and structures not subject to this Lease and further excluding those areas and facilities identified on Exhibit B attached hereto and made a part hereof by this reference, as said Exhibit B may be amended from time to time, being referred to herein as the "Common Areas").

II -- COMMON AREAS

       2.01 -- Use of Common Areas. Subject to Landlord's right at any time to use the Common Areas for its own purposes, Landlord hereby gives to Tenant, its subtenants and their respective employees, agents, customers and invitees, the nonexclusive right to use the Common Areas in common with and subject to the same rights given to the tenants of other buildings and structures within the Campus and their respective subtenants, employees, agents, customers and invitees.

       2.02 -- Rules and Regulations for Common Areas. The Common Areas shall at all times be subject to the exclusive management and control of Landlord, and Landlord shall have the right, from time to time, to establish, modify and enforce reasonable rules and regulations with respect to all the Common Areas, and the use of the Common Areas by Tenant, its subtenants and their respective employees, agents, customers and invitees shall be subject to such rules and regulations. Such rules and regulations may include, but shall not be limited to, restrictions and parking, hours of operation, access routes, entry points and similar matters.

       2.03 -- Changes in Common Areas. Landlord may do and perform such acts in and to the Common Areas as, in Landlord's business judgment, Landlord shall determine to be advisable. Landlord hereby reserves the right to make reconfigurations, alterations, additions, deletions or changes to the Common Areas including, but not limited to, changes in size and configuration of the Common Areas. Landlord also reserves the right to restrict and limit the use of the Common Areas by Tenant, its subtenants and their respective employees, agents, customers and invitees.

       2.04 -- Maintenance of Common Areas. Subject to the provisions of
Section 4.03 hereof, Landlord shall adequately maintain the Common Areas in a good and usable condition throughout the Term of this Lease.

       2.05 -- Common Area Capital Improvements. Landlord may make capital improvements to the Common Areas. In such case, Landlord may charge, as an Operating Expense (as hereinafter defined), an amount equal to the annual depreciation or amortization allowance with respect to the cost of such capital improvements, as determined by Landlord in accordance with generally accepted accounting principles, together with interest on such costs or the unamortized balance thereof, at the rate as may be paid by or accrued on the books of Landlord on the unamortized balance.

III -- TERM AND POSSESSION

       3.01 -- Term. The Term of this Lease shall be for the period of years and months specified in Item D of the Basic Lease Provisions, and shall begin and end on the Commencement Date and Expiration Date, respectively, specified in Item D of the Basic Lease Provisions, unless the Term of this Lease is renewed, modified or terminated as provided elsewhere herein. If the Commencement and Expiration Dates have not been established at the time of the execution of this Lease, then Landlord and Tenant agree, upon demand of the other, to execute a writing establishing the Commencement and Expiration Dates as soon as the Commencement Date has been determined.

       3.02 -- Tenant's Acceptance of the Building. Tenant hereby accepts the Building in an "as is" condition and acknowledges that Landlord has made no representations or warranties with respect thereto, and that Tenant has inspected the Building and found it to be in satisfactory condition.

       3.03 -- Surrender of the Building. Upon the expiration or earlier termination of this Lease, or upon the exercise by Landlord of its right to re-enter the Building without terminating this Lease, Tenant shall immediately surrender the Building to Landlord, together with all alterations, improvements and other property as provided elsewhere herein, in broom-clean condition and in good order, condition and repair, except for ordinary wear and tear and damage which Tenant is not obligated to repair, failing which Landlord may restore the Building to such condition at Tenant's expense. Upon such expiration or termination, Tenant may, provided Tenant is not then in default and unless prohibited from doing so by other provisions of this Lease, remove its personal property and trade fixtures. Tenant shall promptly repair any damage caused by any such removal, and shall restore the Building to the condition existing prior to the installation of the items so removed, ordinary wear and tear and damage which Tenant is not obligated to repair excepted. If Tenant fails to remove any and all such trade fixtures from the Building on the Expiration Date or earlier termination of this Lease, all such trade fixtures shall become the property of Landlord, unless Landlord elects to require their removal, in which case Tenant shall, at its cost, promptly remove the same and restore the Building to its prior condition.

       3.04 -- Holding Over. In the event that Tenant shall not immediately surrender the Building on the Expiration Date of the Term hereof, Tenant shall, by virtue of the provisions hereof, become a tenant by the month at the monthly rent in effect during the last month of the Term of this Lease, which monthly tenancy shall commence with the first day next after the expiration of the Term of this Lease. Tenant, as a monthly tenant, shall be subject to all of the terms, conditions, covenants and agreements of this Lease. Tenant shall give to Landlord at least thirty (30) calendar days written notice of any intention to quit the Building, and Tenant shall be entitled to thirty (30) calendar days written notice to quit the Building, unless Tenant is in default hereunder, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) calendar days notice to quit being hereby expressly waived. Notwithstanding the foregoing provisions of this Section 3.04, in the event that Tenant shall hold over after the expiration of the Term of this Lease, and if Landlord shall desire to regain possession of the Building promptly at the expiration of the Term of this Lease, then, at any time prior to Landlord's acceptance of rent from Tenant as a monthly tenant hereunder, Landlord, at its option, may forthwith re-enter and take possession of the Building without process, or by any legal process in force.

       3.05 -- Termination of Lease. Upon at least thirty (30) days prior written notice to the other at any time after the Commencement Date, either Landlord or Tenant may terminate and cancel this Lease. Upon such cancellation and termination, Tenant shall surrender the Building to Landlord in accordance with Section 3.03 of this Lease.

IV -- RENT

       4.01 -- Base Rent. Commencing on July 1, 1995, Tenant shall pay to Landlord, as Base Rent for the Building, the annual sum specified in Item E of the Basic Lease Provisions, payable in equal consecutive monthly installments as specified in Item F of the Basic Lease Provisions, in advance, on or before the first day of each and every calendar month during the Term of this Lease; provided, however, that if the Expiration Date shall be a day other than the last day of a calendar month, the Base Rent installment for such last fractional month shall be prorated on the basis of the number of days during the month this Lease was in effect in relation to the total number of days in such month.

       4.02 -- Base Rent Adjustments.

       A. CPI Adjustments. On the third anniversary of the Commencement Date, the Base Rent due and payable to Landlord shall be adjusted for the next succeeding two (2) year period. The adjusted Base Rent for each year in each such two (2) year period shall be equal to the Base Rent paid during the immediately preceding twelve (12) month period (the "lease year") increased by a percentage equal to the percentage increase in the CPI (as hereinafter defined) computed by comparing the CPI figure for that month which is two months prior to the adjustment date (the "adjustment month") with the CPI figure for that month occurring thirty-six (36) months prior to the adjustment month (the "base month"). For example, in computing the percentage increase for the lease year commencing July 1, 2000, the percentage increase in the CPI would be determined by comparing the CPI figure for May, 2000, the adjustment month, with the CPI figure for May, 1997, the base month. For the purposes hereof, "CPI" shall mean the Consumer Price Index, published by the Bureau of Labor Statistics of the United States Department of Labor, in the column for "all items" in the table titled "Consumer Price Index for all Urban Consumers:
U.S. City average, 1982-1984 = 100".

       If the Index at any time herein is no longer published or issued, Landlord and Tenant shall agree on such other index as is then generally recognized for determination of purchasing power in the United States.

       B. Capital Improvements. If Landlord shall, at any time after the Commencement Date, install any equipment or make any other capital improvement to the Building, then Landlord may add to the Base Rent (to be paid in monthly installments), in each year during the useful life of such equipment or other capital improvement, an amount equal to the annual depreciation or amortization allowance with respect to the cost of such equipment or other capital improvement, as determined by Landlord in accordance with generally accepted accounting principles, together with interest on such cost or the unamortized balance thereof at the rate as may be paid by or accrued on the books of Landlord on the unamortized balance.

       4.03 -- Additional Rent.

       A. Definitions. For purposes of this Section 4.03, the following definitions shall apply:

       1. "Additional Rent"-- shall mean Tenant's proportionate share of Landlord's Operating Expenses.

       2. "Operating Expenses"--shall mean all costs and expenses of any kind or nature incurred by Landlord in managing, operating, equipping, policing, protecting, lighting, repairing, replacing and maintaining the Common Areas in such manner as Landlord shall deem to be appropriate, including, but not limited to, the cost of management services for the Campus as paid by Landlord pursuant to the Services Agreement (as hereinafter defined), the costs incurred in connection with security services and security personnel within the Common Areas, the annual depreciation or amortization allowance with respect to the cost of capital improvements made with respect to the Common Areas, all the costs and expenses of management, illumination and maintenance of common signs, cleaning, lighting, snow removal, landscaping, supplies, the cost of maintenance and replacement of equipment, reasonable depreciation of maintenance equipment used in the operation and maintenance of the Common Areas, total compensation and benefits (including premiums for workers' compensation and other insurance) paid to or on behalf of the employees involved in the performance of the work specified herein, and an amount equal to fifteen percent (15%) of the total of all the foregoing costs and expenses to cover Landlord's administrative costs.

       3. Tenant's proportionate share of the foregoing shall be determined by multiplying the total expenses incurred by Landlord or Landlord's designee for Operating Expenses by a fraction, the numerator of which shall be the Building Square Footage and the denominator of which shall be the total number of square feet in all other office/distribution buildings (including the shipping building but excluding security buildings, maintenance and storage sheds and similar improvements) located within the Campus; with the method of measurement to be as reasonably determined by Landlord.

       B. Payment Obligation. In addition to the Base Rent specified in this Lease, Tenant shall, in each calendar year or partial calendar year during the Term of this Lease, pay to Landlord the Additional Rent. The Additional Rent shall be paid by Tenant in monthly installments, in such amounts as are estimated and billed by Landlord at the beginning of each calendar year, each installment being due on the first day of each calendar month. Within one hundred twenty (120) days (or such additional time thereafter as is reasonable under the circumstances) after the end of each calendar year, Landlord shall deliver to Tenant a Statement of Additional Rent for such calendar year, and the monthly installments paid or payable shall be adjusted between Landlord and Tenant, the parties hereby agreeing that Tenant shall pay to Landlord or Landlord shall credit Tenant's account or (if such adjustment is at the end of the Lease Term) pay Tenant, as the case may be, within thirty (30) days of receipt of such statement, such amounts as may be necessary to effect adjustment to the actual Additional Rent for such calendar year. If the Commencement Date shall be a day other than the first day of a calendar year, or if the Expiration Date or other date of termination of this Lease shall be a day other than the last day of a calendar year, then the Additional Rent for such partial calendar year shall be prorated on the basis of the number of days during the year this Lease was in effect in relation to the total number of days in such year.

      C. Tenant Verification. Tenant or its accountants shall have the right to inspect, at reasonable times and in a reasonable manner during the forty-five
(45) calendar day period following the delivery of Landlord's statement of Additional Rent, such of Landlord's books of account and records as pertain to and contain information concerning such costs and expenses, in order to verify the amounts thereof. If Tenant shall dispute any item or items included in the determination of Additional Rent for a particular calendar year, and such dispute is not resolved by the parties hereto within forty-five (45) calendar days after the statement for such year was delivered to Tenant, then either party may, within thirty (30) calendar days thereafter, request that a firm of independent certified public accountants selected by Landlord render an opinion as to whether or not the disputed item or items may properly be included in the determination of Additional Rent for such year; and the opinion of such firm on the matter shall be conclusive and binding upon the parties hereto. The fees and expenses incurred in obtaining such an opinion shall be borne by the party adversely affected thereby; and if more than one item is disputed and the opinion adversely affects both parties, the fees and expenses shall be apportioned accordingly. If Tenant shall not dispute any item or items included in the determination of Additional Rent for a particular calendar year within forty-five (45) calendar days after the statement for such year was delivered to it, Tenant shall be deemed to have approved such statement.

       4.04 -- Late Payment Service Charge; Interest. In the event any installment of Base Rent, or any installment of Additional Rent, is not paid when due, and such nonpayment continues for a period of ten (10) days after Landlord gives to Tenant written notice of such nonpayment, then, for each and every such payment, Tenant shall immediately pay a service charge equal to five percent (5%) of the amount not timely paid, together with interest on the amount not timely paid at the rate of eight percent (8%) per annum, from the due date of such payment until paid. The provisions of this Section 4.04 shall not be construed to extend the date for payment of Base Rent or Additional Rent or to relieve Tenant of its obligations to pay all such items at the time or times herein stipulated, and neither demand for, nor collection by Landlord of, late payment service charges and interest pursuant to this Section 4.04 shall be construed as a cure of any default in payment by Tenant.

V -- USE OF BUILDING

       5.01 -- Specific Use. The Building shall be occupied and used exclusively for the purposes-specified in Item I of the Basic Lease Provisions and for purposes incidental thereto, and shall not be used for any other purposes.

       5.02 -- Covenants Regarding Use. In connection with its use of the Building, Tenant agrees to do the following:

       A. Tenant shall use the Building and conduct its business therein in a safe, careful, reputable and lawful manner; shall keep any garbage, trash, rubbish or other refuse in sealed containers within the interior of the Building until removed and placed in a dumpster or other authorized container for the deposit of garbage and refuse, which shall be located in an area designated by Landlord; shall not permit such garbage, trash, rubbish or refuse to accumulate; and shall have such garbage, trash, rubbish and refuse removed from said designated area at least once per week.

       B. Tenant shall not commit, nor allow to be committed, in, on or about the Building any act of waste, including any act which might deface, damage or destroy the Building or any part thereof; use or permit to be used within the Building any hazardous substance, equipment, or other thing which might cause injury to person or property or increase the danger of fire or other casualty in, on or about the Building; or permit any objectionable or offensive noise or odors to be emitted from the Building. Notwithstanding the foregoing, Landlord acknowledges that Tenant will utilize certain distribution equipment which, but for this sentence, might be deemed to violate this provision and use of such equipment is expressly permitted.

       C. Tenant shall not use the Building, or allow the Building to be used, for any purpose or in any manner other than the permitted uses which would, in Landlord's opinion, invalidate any policy of insurance now or hereafter carried on the Building or increase the rate of premiums payable on any such insurance policy. Should Tenant fail to comply with this covenant, Landlord may, at its option, require Tenant to stop engaging in such activity or to reimburse Landlord as additional rent for any increase in premiums charged during the Term of this Lease on the insurance carried by Landlord on the Building and attributable to the use being made of the Building by Tenant.

       5.03 -- Access to and Inspection of the Building. Landlord, its employees and agents shall have the right to enter any part of the Building, at all reasonable times after reasonable notice, for the purpose of examining or inspecting the same, showing the same to prospective purchasers, mortgagees or tenants, and for making such repairs, alterations or improvements to the Building as Landlord may deem necessary or desirable. Landlord shall incur no liability to Tenant for such entry, except with respect to the negligence or intentional, wrongful acts or omissions of Landlord, its agents, employees and invitees, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of Rent therefor.

       5.04 -- Compliance with Laws. Tenant shall comply with all laws, statutes, ordinances, rules, regulations and orders of any federal, state, municipal, or other government or agency thereof having jurisdiction over and relating to the use and occupancy of the Building, including any such laws, statutes or regulations requiring modifications or alterations to the Building.

       5.05 -- Rules and Regulations. The Building shall at all times be subject to the control of the Landlord, and Landlord shall have the right, from time to time, to establish, modify and enforce reasonable rules and regulations with respect to the Building, and the use of the Building by Tenant, its subtenants and their respective employees, agents, customers and invitees shall be subject to such rules and regulations. Such rules and regulations may include, but shall not be limited to, restrictions upon Tenant's hours of operation, noise levels within the Building, load placement and utility usage.

       5.06 -- Special Amenities. Tenant intends to operate within the Building certain "special amenities" for the benefit of Tenant, its subtenants and their respective employees, agents, customers and invitees. Such special amenities include the Building reception area, mail room and cafeteria. Tenant agrees and acknowledges that the continued operation of such facilities is important to Landlord and the effective operation of the Building and the Campus. Accordingly, Tenant agrees that should Tenant either cease operation of any or all of such special amenities or fail to continue to operate such special amenities at the current level of service, then Landlord shall have the right, but not the obligation, to recapture that portion of the Building in which such special amenities are located (with an appropriate adjustment to Tenant's Base Rent hereunder). Should Landlord so recapture that portion of the Building in which the special amenities were located and thereafter commence to operate such special amenities, then the costs incurred by Landlord in the operation of such special amenities shall be Operating Expenses pursuant to Section 4.03 hereof.

       5.07 -- Landlord's Use of the Building. Landlord may, from time to time during the Term of the Lease, have the need or desire to utilize certain common areas and facilities located within the Building. In such cases, after reasonable notice and subject to availability, Landlord shall have the right, on a temporary basis, to use and occupy such areas and facilities. Landlord shall pay to Tenant a reasonable rent for the use of such common areas and facilities and, in addition, shall pay all costs arising out of its use thereof, including but not limited to the costs of any special janitorial services or refuse collection required as a result of such use.

VI --UTILITIES AND OTHER BUILDING SERVICES

       6.01 -- Electric, Gas, Water and Telephone Service. Landlord shall contract with the appropriate public utilities companies or other providers supplying electric, gas, water, sanitary sewer, telephone services and all other utilities and services to the Building or to Tenant and shall pay directly all charges for such services from and after the Commencement Date. Thereafter, Landlord shall reasonably allocate those utility or service charges attributable to the Building or to the Tenant and, on a periodic basis, provide to Tenant a written statement detailing Tenant's allocation thereof. Tenant shall pay to Landlord, within fifteen (15) days of Tenant's receipt of the written statement therefor, all such utility and service charges. Provided, however, that Tenant may, if such utilities or services are separately metered for the Building or if Tenant, at its sole cost and expense, undertakes to have such utilities or services separately metered for the Building, elect to contract directly for all such services and to pay directly all charges therefor.

       6.02 -- Janitorial and Refuse Collection Service. Tenant shall contract for janitorial and refuse collection services for the Building and shall pay for all charges for such services.

       6.03 -- Discontinuances and Interruptions of Utility Services. Landlord shall not be liable to Tenant in damages or otherwise (i) if any utilities shall become unavailable from any public utility company, public authority, or any other person supplying or distributing such utility, or (ii) for any interruption in any utility service (including, without limitation, any heating, ventilation or air conditioning) caused by the making of any necessary repairs or improvements or by any cause beyond Landlord's reasonable control, and the same shall not constitute a termination of this Lease or an eviction of Tenant.

       6.04 -- Management. Tenant agrees and acknowledges that certain property management services will be provided with respect to the Building pursuant to the terms of the Services Agreement. Tenant shall pay, immediately upon receipt of the bill therefor, all charges for property management services provided relative to the Building in accordance with the terms and conditions of the Services Agreement.

VII -- SIGNS

       Tenant shall not inscribe, paint, affix or display any signs, advertisements or notices on the Building or the Campus without Landlord's prior written consent, which consent Landlord shall have no obligation to give and which may be given or withheld in Landlord's sole discretion.

VIII -- REPAIRS, MAINTENANCE, ALTERATIONS, IMPROVEMENTS AND FIXTURES

       8.01 -- Repair and Maintenance of Building. Tenant shall keep and maintain the Building (including all doors, whether interior or exterior, any plate glass in the exterior walls and doors, the roof, exterior and interior structural walls, and the foundation) and the electrical, plumbing, heating, ventilation and air conditioning systems serving the Building in good order, condition and repair, and, except for damage which is covered by Landlord's casualty insurance as provided in Article IX of this Lease, shall make all necessary repairs to the Building and the electrical, plumbing, heating, ventilation and air conditioning systems serving the Building, and will make all replacements from time to time required thereto at its expense.

       8.02 -- Alterations or Improvements. Tenant shall neither make, nor permit to be made (by its subtenants or otherwise), any alterations or improvements to the Building without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. If Landlord allows Tenant to make any such alterations or improvements, Tenant shall make the same in accordance with all applicable laws and building codes, in a good and workmanlike manner and in quality equal to or better than the original construction of the Building, and shall comply with such requirements as Landlord considers necessary or desirable, including, without limitation, requirements as to the manner in which and the times at which such work shall be done and the contractor or subcontractors to be selected to perform such work. Tenant shall promptly pay all costs attributable to such alterations and improvements and shall indemnify Landlord against any mechanics' liens or other liens or claims filed or asserted as a result thereof and against any costs or expenses which may be incurred as a result of building code violations attributable to such work. Tenant shall promptly repair any damage to the Building caused by any such alterations or improvements. Any alterations or improvements to the Building, except movable equipment and trade fixtures, shall become a part of the realty and the property of Landlord, and shall not be removed by Tenant.

       8.03 -- Trade Fixtures. Any trade fixtures installed in the Building by Tenant at its own expense, such as movable partitions, counters, shelving, and the like, may be removed on the Expiration Date or earlier termination of this Lease, provided that Tenant is not then in default, that Tenant bears the cost of such removal, and further that Tenant repairs, at its own expense, any and all damage to the Building resulting from such removal. If Tenant fails to remove any and all such trade fixtures from the Building on the Expiration Date or earlier termination of this Lease, all such trade fixtures shall become the property of Landlord, unless Landlord elects to require their removal, in which case Tenant shall, at its cost, promptly remove the same and restore the Building to its prior condition.

IX -- FIRE OR OTHER CASUALTY; CASUALTY INSURANCE

       9.01 -- Substantial Destruction of the Building. If the Building should be substantially destroyed or damaged (which, as used herein, means destruction or material damages to at least fifty percent (50%) of the Building) by fire or other casualty, then either party hereto may, at its option, terminate this Lease by giving written notice thereof to the other party within thirty (30) calendar days after the date of such casualty. In such event, all Base Rent and Additional Rent due under this Lease shall be apportioned to and shall cease as of the date of such casualty, and Tenant shall be given a reasonable period of time, not to exceed 45 calendar days after receipt of written notice of termination (or fourteen (14) days after giving notice of termination to Landlord, as appropriate) under this Section 9.01, in which to remove its trade fixtures and personal property, whereupon both parties shall be released from all further obligations and liability hereunder (except for any obligations previously incurred hereunder). If neither party exercises this option, then the Building shall be reconstructed and restored, at Landlord's expense, to substantially the same condition as it was prior to the casualty; provided, however, that, if Tenant has made any additional improvements pursuant to
Section 8.02, Tenant shall reimburse Landlord for the cost of reconstructing the same. In the event of such reconstruction, all Base Rent and Additional Rent due under this Lease shall be abated from the date of the casualty until substantial completion of the reconstruction repairs; and this Lease shall continue in full force and effect for the balance of the Term. Landlord shall use reasonable diligence in completing such reconstruction repairs.

       9.02 -- Partial Destruction of the Building. If, prior to the commencement of the last two (2) years of the lease Term, the Building should be damaged by fire or other casualty, but not substantially destroyed or damaged to the extent provided in Section 9.01, then such damaged part of the Building shall be reconstructed and restored, at Landlord's expense, to substantially the same condition as it was prior to the casualty; provided, however, that, if Tenant has made any additional improvements pursuant to
Section 8.02, Tenant shall reimburse Landlord for the cost of reconstructing the same. In such event, all Base Rent and Additional Rent due under this Lease shall be abated in the proportion which the approximate area of the damaged part bears to the total area in the Building from the date of the casualty until substantial completion of the reconstruction repairs; and this Lease shall continue in full force and effect for the balance of the Term. Landlord shall use reasonable diligence in completing such reconstruction repairs.

       If, subsequent to the commencement of the last two (2) years of the Lease Term, the Building should be damaged by fire or other casualty, but not substantially destroyed or damaged to the extent provided in Section 9.01, then Landlord, at its option, may terminate this Lease by giving written notice thereof to Tenant within thirty (30) calendar days after the date of such casualty. In such event, all Base Rent and Additional Rent due under this Lease shall be apportioned to and shall cease as of the date of such casualty, and Tenant shall be given a reasonable period of time, not to exceed forty-five
(45) calendar days after receipt of termination notice as set forth above, in which to remove its trade fixtures and personal property, whereupon both parties shall be released from all further obligations and liability hereunder (except for any obligations previously incurred hereunder). If Landlord does not exercise its option to terminate, then such damaged part shall be reconstructed and restored in accordance with the provisions of the first paragraph of this Section 9.02.

       9.03 -- Casualty Insurance. Tenant acknowledges and agrees that certain policies of insurance will be acquired, in such amounts, with such coverages and with such insurers as provided for in the Services Agreement. Tenant shall pay, immediately upon receipt of the bill therefor, the costs of insurance so acquired pursuant to the Services Agreement which relate to the Building in accordance with the terms and conditions of the Services Agreement.

       9.04 -- Waiver of Subrogation. Landlord and Tenant each hereby waive any and all right that they may have to recover from the other damages for any loss occurring to them by reason of any act or omission of the other, but only to the extent that the waiving party is actually compensated therefor by insurance; provided that, this waiver shall be effective only with respect to loss or damage occurring during such time as the waiving party's coverage under the appropriate policy of insurance is not adversely affected by this waiver. If, in order to avoid such adverse effect, an endorsement must be added to any insurance policy required hereunder, Landlord and Tenant shall cause such endorsement immediately to be added and thereafter maintained throughout the term of this Lease.

X -- GENERAL PUBLIC LIABILITY INDEMNIFICATION AND INSURANCE

       10.01 -- Indemnification. Tenant shall assume the risk of, be responsible for, and have the obligation to insure against, and indemnify Landlord and hold it harmless from any and all liability for any loss, damage or injury to person or property occurring in, on or about the Campus and the Building, regardless of cause, except for that caused by the negligence or intentional wrongful acts of Landlord and its employees, agents, customers and invitees; and Tenant hereby releases Landlord from any and all liability for the same. Landlord shall assume the risk of, be responsible for, and have the obligation to insure against, and indemnify Tenant and hold it harmless from any and all liability for any loss, damage or injury to person or property resulting from the gross negligence or intentional wrongful acts of Landlord and its employees, agents, customers and invitees; and Landlord hereby releases Tenant from any and all liability for the same. The obligation to indemnify hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith.

       10.02 -- Tenant's Insurance. Tenant acknowledges and agrees that certain policies of general liability and property damage insurance will be acquired, in such amounts, with such coverages and with such insurers as provided for in the Services Agreement. Tenant shall pay, immediately upon receipt of the bill therefor, the costs of all insurance policies so acquired pursuant to the Services Agreement which relate to the Building in accordance with the terms and conditions of the Services Agreement.

XI -- TAXES

       Tenant acknowledges and agrees that real and personal property taxes relating to the Building will be paid as provided in the Services Agreement. Tenant shall pay all such taxes attributable to the Building in accordance with the terms and conditions of the Services Agreement immediately upon request, by Tenant, of a written statement from Landlord detailing the cost thereof.

XII -- EMINENT DOMAIN

       If the whole or any part of the Building shall be taken for public or quasipublic use by a governmental or other authority having the power of eminent domain, or shall be conveyed to such authority in lieu of such taking, and if such taking or conveyance shall cause the remaining part of the Building to be untenantable and inadequate for use by Tenant for the purpose for which it was leased, then Tenant may, at its option, terminate this Lease as of the date Tenant is required to surrender possession of the Building. In such event, all Base Rent and Additional Rent due under this Lease shall be apportioned to and shall cease as of the date Tenant is required to surrender possession of the Building, and both parties shall be released from all further obligations and liability hereunder (except for any obligations previously incurred hereunder). If a part of the Building shall be taken or conveyed, but the remaining part is tenantable and adequate for Tenant's use, then this Lease shall be terminated as to the part taken or conveyed as of the date Tenant surrenders possession; Landlord shall, to the extent that condemnation proceeds are available, make such repairs, alterations and improvements (exclusive of repairs, alterations or improvements to tenant improvements, if any, installed by Tenant pursuant to Section 8.02) as may be necessary to render the part not taken or conveyed tenantable; and all Base Rent and Additional Rent due under this Lease shall be reduced in proportion to the part of the Building so taken or conveyed. All compensation awarded for such taking or conveyance shall be the property of Landlord, without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all of its right, title and interest in and to any such award. However, Tenant shall have the right to recover from such authority, but not from Landlord, such compensation as may be awarded to Tenant on account of moving and relocation expenses and depreciation to and removal of Tenant's trade fixtures and personal property and alterations or tenant improvements, if any, installed by Tenant pursuant to Section 8.02.

XIII -- LIENS

       If, because of any act or omission of Tenant or anyone claiming by, through, or under Tenant, any mechanic's lien or other lien shall be filed against the Building or against other property of Landlord (whether or not such lien is valid or enforceable as such), Tenant shall, at its own expense, cause the same to be discharged or bonded of record within a reasonable time, not to exceed thirty (30) calendar days after the date Tenant becomes aware of the filing thereof, and shall also indemnify Landlord and hold it harmless from any and all claims, losses, damages, judgments, settlements, costs and expenses, including attorneys' fees, resulting therefrom or by reason thereof.

XIV -- ASSIGNMENT AND SUBLETTING

       Tenant will not assign, transfer, mortgage, or otherwise encumber this Lease or sublet or rent (or permit occupancy or use of) the Building, or any part thereof, without obtaining the prior written consent of Landlord, which consent Landlord shall have no obligation to give and which may be given or withheld in Landlord's sole discretion. Provided, however, that, in the case of a sublease to any subtenant affiliated with the Tenant, Landlord's consent will not be required so long as (i) Tenant utilizes the form of sublease which has been prescribed by Landlord, and (ii) such subtenant executes and delivers to Landlord an appropriate attornment agreement. For the purposes of this provision, an "affiliated' subtenant shall mean any subtenant which controls, is controlled by or is under common control with Landlord. The consent of Landlord to any assignment or subletting, or, in the case of a subtenant affiliated with the Tenant, a subletting without the Landlord's consent, shall not be construed as a waiver or release of Tenant from the Terms of any covenant or obligation under this Lease, nor shall the collection or acceptance of rent from any such assignee, subtenant or occupant constitute a waiver or release of Tenant of any covenant or obligation contained in this Lease, nor shall any assignment or subletting be construed to relieve Tenant from obtaining the consent in writing of Landlord to any further assignment or subletting. In the event that Tenant defaults hereunder, Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes each such subtenant to pay said rent directly to Landlord. All assignments or sublettings by Tenant hereunder, whether with or without Landlord's consent, shall be accomplished with and evidenced by assignment or subletting documents which have been expressly approved by Landlord.

XV -- TRANSFER BY LANDLORD

       15.01 -- Sale and Conveyance of the Building. Landlord shall have the right to sell and convey the Building and the Campus at any time during the Term of this Lease, subject only to the rights of Tenant hereunder; and such sale and conveyance shall operate to release Landlord from liability hereunder for all acts or omissions occurring after the date of such conveyance.

       15.02 -- Subordination. Unless a mortgagee shall otherwise elect, as provided in Section 15.03, this Lease is and shall be subject and subordinate to the lien of any and all mortgages (which term "mortgages" shall include both construction and permanent financing and shall include deeds of trust and similar security instruments) which may now or hereafter encumber or otherwise affect the Building, the Campus, or both, and to all and any renewals, extensions, modifications, recastings or refinancings thereof. In confirmation of such subordination, Tenant shall, at Landlord's request, promptly execute any requisite or appropriate certificate or other document. Tenant agrees that in the event that any proceedings are brought for the foreclosure of any such mortgage, Tenant shall attorn to the purchaser at such foreclosure sale, if requested to do so by such purchaser, and to recognize such purchaser as the landlord under this Lease, provided that such purchaser agrees not to disturb Tenant's possession and other rights under this Lease so long as Tenant is not in default hereunder, and Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder, in the event that any such foreclosure proceeding is prosecuted or completed.

       15.03 -- Mortgagee's Unilateral Subordination. If a mortgagee shall so elect by notice to Tenant or by the recording of a unilateral declaration of subordination, this Lease and Tenants rights hereunder shall be superior and prior in right to the mortgage of which such mortgagee has the benefit, with the same force and effect as if this Lease had been executed, delivered and recorded prior to the execution, delivery and recording of such mortgage, subject, nevertheless, to such conditions as may be set forth in any such notice of declaration which do not result in Tenant's occupancy under this Lease being disturbed while Tenant is not in default hereunder.

       15.04 -- Subordination to Covenants, Conditions and Restrictions. Tenant agrees that this Lease shall be subordinate and subject to any covenants, conditions, easements and restrictions ("CCR's") which Landlord, in its sole discretion, hereafter grants or adopts with respect to or imposes upon the Campus, or any portion thereof, as long as such CCR's do not substantially impair Tenant's use of the Building for the permitted uses hereunder. In confirmation of such subordination, Tenant shall, at Landlord's request, promptly execute any requisite or appropriate certificate or other document.

       15.05 -- Exculpation. If Landlord shall fail to perform any covenant, term or condition of this Lease, upon Landlord's part to be performed, and if, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Building and out of rents or other income from the Building receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Building, subject, nevertheless, to the rights of any mortgagee, and neither Landlord nor any of the shareholders, directors or officers of Landlord, shall be liable for any deficiency.

XIV - DEFAULTS AND REMEDIES

       16.01 -- Defaults by Tenant. The occurrence of any one or more of the following events shall be a default and breach of this Lease by Tenant:

       A. Tenant shall fail to pay any monthly installment of Base Rent or Additional Rent within five (5) calendar days after the same shall be due and payable, or any other sum(s) within ten (10) calendar days after the same shall be due and payable, such nonpayment continuing for a period of ten (10) days after Landlord gives to Tenant written notice of such nonpayment.

       B. Tenant shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) calendar days or more after notice thereof from Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Tenant is of such nature that the same cannot reasonably be performed within such thirty (30) day period, such default shall be deemed to have been cured if Tenant commences such performance within said thirty (30) day period and thereafter diligently undertakes to complete the same.

       C. A trustee or receiver shall be appointed to take possession of substantially all of Tenant's assets in or about the Building or of Tenant's interest in this Lease (and Tenant does not regain possession within sixty (60) calendar days after such appointment); Tenant makes an assignment for the benefit of creditors; or substantially all of Tenant's assets in or about the Building or Tenant's interest in this Lease are attached or levied upon under execution (and Tenant does not discharge the same within sixty (60) calendar days thereafter).

       D. A petition in bankruptcy, insolvency, or for reorganization or arrangement is filed by or against Tenant pursuant to any federal or state statute (and, with respect to any such petition filed against it, Tenant fails to secure a stay or discharge thereof within sixty (60) calendar days after the filing of the same).

       16.02 -- Remedies of Landlord. Upon the occurrence of any event of default set forth in Section 16.01, Landlord shall have the following rights and remedies, in addition to those allowed by law, any one or more of which may be exercised without further notice to or demand upon Tenant:

       E. Landlord may re-enter the Building and cure any default of Tenant, in which event Tenant shall reimburse Landlord as additional rent for any costs and expenses which Landlord may incur to cure such default; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action, regardless of whether caused by Landlord's negligence or otherwise.

       F. Landlord may terminate this Lease as of the date of such default, in which event: (1) neither Tenant nor any person claiming under or through Tenant shall thereafter be entitled to possession of the Building, and Tenant shall immediately thereafter surrender the Building to Landlord; (2) Landlord may re-enter the Building and dispossess Tenant or any other occupants of the Building by force, summary proceedings, ejectment or otherwise, and may remove their effects, without prejudice to any other remedy which Landlord may have for possession or arrearages in rent; and (3) notwithstanding the termination of this Lease (a) Landlord may recover from Tenant, as general damages, the maximum amount allowed by law, which, at a minimum, shall be the present value of the balance of the Base Rent and Additional Rent which would have been due and payable for the balance of the Term of this Lease, less the present value of the fair rental value of the Building for such period (with said present values being determined using an eight percent (8%) discount rate), whereupon Tenant shall be obligated to pay the same to Landlord, together with all loss or damage which Landlord may sustain by reason of such termination and re-entry, or (b) Landlord may relet all or any part of the Building for a term different from that which would otherwise have constituted the balance of the Term of this Lease, and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall immediately be obligated to pay to Landlord, as liquidated damages, the difference between the rent provided for herein and that provided for in any lease covering a subsequent reletting of the Building, for the period which would otherwise have constituted the balance of the Term of this Lease, together with all of Landlord's costs and expenses for preparing the Building for reletting, including all repairs, broker's and attorney's fees, and all loss or damage which Landlord may sustain by reason of such termination, re-entry and reletting, it being expressly understood and agreed that the liabilities and remedies specified in clauses
(a) and (b) hereof shall survive the termination of this Lease. Notwithstanding the foregoing, Landlord shall use all reasonable efforts to mitigate its damages.

       G. Landlord may sue for injunctive relief or to recover damages for any loss resulting from the breach.

       16.03 -- Non-Waiver of Defaults. The failure or delay by Landlord or Tenant to enforce or exercise, at any time, any of the rights or remedies or other provisions of this Lease shall not be construed to be a waiver thereof, nor affect the validity of any part of this Lease or the right of Landlord or Tenant thereafter to enforce each and every such right or remedy or other provision. No waiver of any default and breach of the lease shall be held to be a waiver of any other default and breach. The receipt by Landlord of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenants check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. No act or omission by Landlord or its employees or agents during the Term of this Lease shall be deemed an acceptance of a surrender of the Building, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

XVII -- NOTICE AND PLACE OF PAYMENT

       17.01 -- Notice. Any notice or other communication required or permitted to be given to a party under this Lease shall be in writing, unless otherwise specified in this Lease, and shall be given by one of the following methods to such party at the address set forth in item H of the Basic Lease Provisions:
(1) it may be sent by registered or certified United States mail, return receipt requested and postage prepaid, or (2) it may be sent by ordinary United States mail or delivered in person or by courier, telecopier, telex, telegram, interconnected computers, or any other means for transmitting a written communication. Any such notice shall be deemed to have been given as follows:
(i) when sent by registered or certified United States mail, as of the date of delivery shown on the receipt, or if not determinable, as of the second calendar day after it was mailed, and (ii) when delivered by any other means, upon receipt. Either party may change its address for notice by giving written notice thereof to the other party.

       17.02 -- Place of Payment. All rent and other payments required to be made by Tenant to Landlord shall be delivered or mailed to Landlord at the address specified in Item H of the Basic Lease Provisions, or any other address Landlord may specify from time to time by written notice given to Tenant.

XVIII -- HAZARDOUS SUBSTANCES

       Tenant shall not cause or permit any Hazardous Substance (as hereinafter defined) to be used, stored, generated or disposed of on or in the Building by Tenant, Tenant's agents, employees, contractors, invitees or sublessees, without first obtaining Landlord's written consent. If Hazardous Substances are used, stored, generated or disposed of on or in the Building, or if the Building becomes contaminated in any manner for which Tenant is legally liable, Tenant shall indemnify and hold harmless Landlord from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including, without limitation, a decrease in value of the Building, damages caused by loss or restriction of rentable or usable space, or any damages caused by adverse impact on marketing of the space, and any and all sums paid for settlement of claims, attorneys' fees, consultant and expert fees) arising during or after the Term of the Lease, and arising as a result of that contamination by Tenant. This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision. Without limitation of the foregoing, if Tenant causes or permits the presence of any Hazardous Substance on or in the Building and that results in contamination, Tenant shall promptly, at its sole expense, take any and all necessary actions to return the Building to the condition existing prior to the presence of any such Hazardous Substance on or in the Building. Tenant shall first obtain Landlord's approval for any such remedial action. As used herein, "Hazardous Substance" means any substance that is toxic, ignitable, reactive or corrosive and that is regulated by any local government, the State of Ohio, or the United States Government. "Hazardous Substance" includes any and all materials or substances that are defined as "hazardous waste", "extremely hazardous waste", or a "hazardous substance" pursuant to state, federal or local government law. "Hazardous Substance" includes, but is not restricted to, asbestos, polychlorinated biphenyls, petroleum, petroleum products, and petroleum wastes.

XIX -- MISCELLANEOUS GENERAL PROVISIONS

       19.01 -- Relocation of Tenant. Landlord shall have the right, at its option upon giving to Tenant one hundred twenty (120) days prior written notice, to relocate Tenant by substituting for the Building described herein another building located within the Campus and containing at least as much area as that contained in the Building. Such substituted space shall be improved by Landlord, at its expense, with Tenant finish improvements comparable in quantity and quality to those made in the Building. In the event, Landlord exercises this relocation option, then Landlord shall pay all reasonable expenses incurred by Tenant in connection with such relocation, including the moving, door lettering, telephone relocation and other reasonable expenses. In connection with such relocation, Landlord and Tenant shall amend this Lease as necessary, including to change the description of the demised premises.

       19.02 -- Termination of the Services Agreement. Pursuant to the terms of this Lease, Tenant will pay real and personal property taxes, insurance costs and property management costs relating to the Building in accordance with the terms of the Services Agreement. In the event that either the Services Agreement is terminated, regardless of the reason for such termination, or if Tenant for any reason ceases to be a party to the Services Agreement, Landlord and Tenant shall endeavor in good faith to negotiate a definitive amendment to this Lease setting forth the manner in which those services relating to the Building and previously covered under the Services Agreement will be provided and the method of payment therefor. If Landlord and Tenant are unable to reach an agreement hereunder within 90 days of the date upon which the Services Agreement was either terminated or upon which Tenant ceased to be a party, then Landlord shall have the right and option to terminate this Lease upon thirty
(30) days prior written notice to Tenant.

       19.03 -- Definition of Rent. Any amounts of money to be paid by Tenant to Landlord pursuant to the provisions of this Lease, whether or not such payments are denominated "Base Rent" or "Additional Rent" and whether or not they are to be periodic or recurring, shall be deemed "Base Rent" or "Additional Rent" for purposes of this Lease; and any failure to pay any of the same, as provided in Section 16.01 hereof, shall entitle Landlord to exercise all of the rights and remedies afforded hereby or by law for the collection and enforcement of Tenant's obligation to pay rent. Tenant's obligation to pay any such Base Rent or Additional Rent, pursuant to the provisions of this Lease, shall survive the expiration or other termination of this Lease and the surrender of possession of the Building after any holdover period.

       19.04 -- Estoppel Certificate. Tenant agrees, at any time and from time to time, upon not less than ten (10) calendar days prior written notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, stating such modifications); (ii) stating the dates to which the rent and any other charges hereunder have been paid by Tenant; (iii) stating whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying each such default of which Tenant may have knowledge; and (iv) stating the address to which notices to Tenant should be sent. Any such statement delivered pursuant hereto may be relied upon by any owner of the Building or the Campus, any prospective purchaser of the Building, any mortgagee or prospective mortgagee of the Building, or any prospective assignee of any such mortgagee.

       19.05 -- Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of Ohio.

       19.06 -- Successors and Assigns. This Lease and the respective rights and obligations of the parties hereto shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto, as well as the parties themselves; provided, however, that Landlord, its successors and assigns, shall be obligated to perform Landlord's covenants under this Lease only during and in respect to their successive periods of ownership during the Term of this Lease.

       19.07 -- Severability of Invalid Provisions. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.

       19.08 -- Certain Words, Gender and Headings. As used in this Lease, the word "person" shall mean and include, where appropriate, an individual, corporation, partnership or other entity; the plural shall be substituted for the singular and the singular for the plural, where appropriate; and words of any gender shall include any other gender. The topical headings of the several paragraphs of this Lease are inserted only as a matter of convenience and reference, and do not affect, define, limit or describe the scope or intent of this Lease.

       19.09 -- Quiet Enjoyment. So long as Tenant pays the prescribed rent and performs or observes all of the terms, conditions, covenants and obligations of this Lease required to be performed or observed by it hereunder, Tenant shall, at all times during the Term hereof, have the peaceable and quiet enjoyment, possession, occupancy and use of the Building, without any interference from Landlord or any person or persons claiming the Building, by, through or under Landlord.

       19.10 -- Net Lease. It is the purpose and intent of Landlord and Tenant that the rent shall be absolutely net to Landlord, so that this Lease shall yield, net, to Landlord, the rent specified in Item E of the Basic Lease Provision and the Additional Rent specified in Section 4.03, in each month during the Term of this Lease, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Building and the Common Areas, which may arise or become due during or out of the Term of this Lease, shall be paid by Tenant, except for such obligations and charges as have otherwise expressly been assumed by Landlord in accordance with the terms and conditions of this Lease.

       19.11 -- Complete Agreement; Amendments. This Lease, including all Exhibits, Riders and Addenda, constitutes the entire agreement between the parties hereto; it supersedes all previous understandings and agreements between the parties, if any, and no oral or implied representation or understandings shall vary its terms; and it may not be amended, except by a written instrument executed by both parties hereto.

       19.12 -- Reasonable Modifications. Tenant will consent to such reasonable modifications of this Lease as Landlord may hereafter find it necessary to make in order to obtain mortgage financing, provided that such modifications (a) do not change the rental to be paid hereunder or the length of the Term of the Lease; and (b) do not impose obligations upon Tenant which are substantially or practically more burdensome to it than the obligations contained herein.

       IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

Witnesses as to Landlord:                 LANDLORD:

                                          Distribution Land Corp.,
                                          a Delaware corporation

/s/ John P. Wellner                       By: /s/ George R. Sappenfield
----------------------------              -------------------------------
Print Name: JOHN P. WELLNER                       George R. Sappenfield,
                                                  Vice President - Real Estate

/s/ Joan C. Makley
----------------------------
Print Name: JOAN C. MAKLEY

                                          ATTESTED BY:

/s/ John P. Wellner                       By: /s/ C. David Zoba
----------------------------              -------------------------------
Print Name: JOHN P. WELLNER                       C. David Zoba
                                                  Assistant Secretary

/s/ Joan C. Makley
----------------------------
Print Name: JOAN C. MAKLEY

Witnesses, as to Tenant:                  TENANT:

                                          Limited Too, Inc., a
                                          Delaware corporation

/s/ John P. Wellner                       By: /s/ George R. Sappenfield
----------------------------              -------------------------------
Print Name: JOHN P. WELLNER                       George R. Sappenfield,
                                                  Vice President - Real Estate

/s/ Joan C. Makley
----------------------------
Print Name: JOAN C. MAKLEY

                                          ATTESTED BY:

/s/ John P. Wellner                       By: /s/ C. David Zoba
----------------------------              -------------------------------
Print Name: JOHN P. WELLNER                       C. David Zoba
                                                  Assistant Secretary

/s/ Joan C. Makley
----------------------------
Print Name: JOAN C. MAKLEY




STATE OF OHIO,
COUNTY OF FRANKLIN, SS:

       The foregoing instrument was acknowledged before me this 12th day of September, 1995, by George R. Sappenfield and C. David Zoba, Vice President - Real Estate and Assistant Secretary, respectively, of Distribution Land Corp., a Delaware corporation, on behalf of the corporation.

                                          /s/ Joan C. Makley
                                          ------------------------
                                          Notary Public

                                          [Notary Seal and Stamp]





STATE OF OHIO,
COUNTY OF FRANKLIN, SS:

       The foregoing instrument was acknowledged before me this 12th day of September, 1995, by George R. Sappenfield and C. David Zoba, Vice President-Real Estate and Assistant Secretary, respectively, of Limited Too, Inc., a Delaware corporation, on behalf of the corporation.

                                          /s/ Joan C. Makley
                                          ------------------------
                                          Notary Public

                                          [Notary Seal and Stamp]

This Instrument Prepared By:
       Vorys, Sater, Seymour and Pease
       52 East Gay Street
       P.O. Box 1008
       Columbus, OH 43216-1008